Exhibit 31.1

CERTIFICATIONS

I, Jason Mudrick, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Mudrick Capital Acquisition Corporation II;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 5, 2021	By:	/s/ Jason Mudrick
Jason Mudrick
Chief Executive Officer
(Principal Executive Officer)